UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

June 16, 2009
Date of Report (Date of earliest event reported):

TAPSLIDE, INC.
(Exact name of registrant as specified in charter)

Nevada	000-52056	26-3111760
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

220 Summit Blvd., #402, Broomfield, Colorado 80021
(Address of principal executive offices)

866-469-3083
Registrant's telephone number, including area code:

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02   Unregistered Sales of Equity Securities

        On June 16, 2009, Tapslide, Inc., a Nevada corporation (the “Company”) held a closing on the sale (the “Offering”) to Var Growth Corporation of an aggregate of 21,500,000 of shares of its $0.001 par value common stock (the “Shares”) at a purchase price of $0.002 per share for gross proceeds of $43,000. The Var Growth Corporation subscribed for an additional 3,500,000 shares at a price of $0.002 per share but as of the date of this Form 8-K have not paid for such shares. The Company anticipates it will receive payment and complete the sale of these shares by June 26, 2009.

        The Shares were offered and sold in reliance upon Rule 506 promulgated under Section 4(2) of the Securities Act of 1933, as amended (the “Act”).

        On or about June 18, 2009, the Company granted stock bonuses (the “Share Grant”) of an aggregate of 51,000,000 shares of its $0.001 par value common stock (the “Grant Shares”) to its officers and directors. Aaron Lamkin, Chief Executive Officer and a member of the Company’s board of directors was granted 37,500,000 shares, Matthew Diehl, Chief Operating Officer and a member of the Company's board of directors was granted 12,500,000 shares and Steve Grubner, Chief Financial Officer was granted 1,000,000 shares. The shares granted to Mr. Lamkin and Mr. Diehl have not been issued at this time and are contingent upon the Company having a sufficient number of shares of the common stock available for their issuance.

        The Grant Shares were granted to the Company’s officers and directors in reliance upon Section 4(2) of the Act.

Item 3.03   Material Modification to Rights of Securityholders.

        On June 19, 2009, the board of directors of the Company reduced the conversion price of its 10% Series A Convertible Debentures (the “Debentures”) that are currently issued and outstanding and in default from $0.30 per share to $0.002 per share (the “Conversion Price Reduction”). As of June 19, 2009, the aggregate principal and accrued and unpaid interest on the Debentures was $212,900.

        On June 21, 2009, the Regency Group, LLC, an entity in which Aaron Lamkin, the Chief Executive Officer and a member of the Board of Directors is an affiliate, provided notice to the Company of its intention to convert $150,000 in Debentures into 75,000,000 shares of the Company’s Common Stock (the “Regency Conversion”). The Company intends to issue these shares in the near future. Additional conversions of Debentures into shares of the Company’s Common Stock may occur since each Debenture holder has been give the right to convert their respective Debenture.

        As a result of Conversion Price Reduction, the holders of the Company’s common stock have been diluted and may be further diluted upon the conversion of additional Debentures into shares of the Company’s Common Stock.

Item 5.01   Changes in Control of Registrant.

        As a result of the Offering, the Share Grant and the Regency Conversion, a change of control in the Company has occurred. For a description of the percentage of voting securities held by Var Growth Corporation, the Company’s officers and directors and the Regency Group, See “Security Ownership of Certain Beneficial Owners and Management” below. Notwithstanding the foregoing, the officers and directors of the Company remain unchanged following the consummation of these transactions.

        For a discussion of the information that would be required in a Form 8-K following a change of control with a Shell Company, see the Company’s Form 10-K for the fiscal year ended January 31, 2009, filed with the Commission on May 14, 2009.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth certain information regarding the beneficial ownership of our common stock as of June 18, 2009 following the issuance of shares from (i) the Offering, (ii) the Stock Grant to Mr. Grubner (not including Mr. Lamkin or Mr. Diehl), and (iii) the shares that will be held by the Regency Group following the issuance of their shares upon conversion of their Debenture. After such issuances, there will be 172,246,500 shares issued and outstanding. The table below also includes each person who, to the Company’s knowledge, will be the beneficial owner of more than five percent of our common stock and all of the Company’s directors and executive officers as a group. All share ownership listed in the table is direct, unless otherwise indicated.

Name and Address of Beneficial Owner	Amount of Beneficial Ownership	Percent of Beneficial Ownership
Aaron Lamkin (1)	112,500,000	53.6%
Matthew Diehl (2)	12,500,000	6.8%
Steve Grubner	1,000,000	< 1%
Officers & Directors as a Group	126,000,000	56.6%

5% or greater shareholders
The Regency Group, LLC (1)	75,000,000	43.5%
Var Growth Corporation (3)	25,000,000	14.5%

(1)	Includes 75,000,000 shares held by the Regency Group, LLC, an entity which Mr. Lamkin is a manager and a member and in which he has voting and dispositive power and 37,500,000 shares of Common Stock that Mr. Lamkin that have not yet been issued and whose issuance is contingent upon the Company having a sufficient number of shares of common stock available for their issuance.

(2)	Includes 12,500,000 shares of Common Stock that have not yet been issued and whose issuance is contingent upon the Company having a sufficient number of shares of common stock available for their issuance.

(3)	Doris Sutz has voting and dispositive power over the shares of common stock held by Var Growth Corporation. Assumes that the Var Growth Corporation completes the purchase of the remaining shares for which it subscribed.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TAPSLIDE, INC.

Date: June 23, 2009	By:	/s/ Aaron Lamkin
Aaron Lamkin, Chief Executive Officer